UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2009

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 26, 2009, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”), the Board increased the size of the Board from seven members to eight members and appointed Maureen Breakiron-Evans to the Board as a Class I Director to fill the new vacancy. Ms. Breakiron-Evans will serve until the Annual Meeting of Stockholders of the Company to be held in 2010. In connection with the appointment of Ms. Breakiron-Evans to the Board, she was also appointed to serve as a member of the Company’s Audit Committee.

Ms. Breakiron-Evans, age 55, served as Chief Financial Officer of Towers Perrin from January 2007 until April 2008, where she was the head of Financial Resources and responsible for the firm’s financial strategy. From February 2005 until October 2007, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004, Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is Visa’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation in San Francisco including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. Ms. Breakiron-Evans received a BBA from Stetson University, an MBA from Harvard Business School and an MLA from Stanford University. She is also a certified public accountant in the State of California.

The Board determined that Ms. Breakiron-Evans has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission. Neither Ms. Breakiron-Evans nor any member of her immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2008 in which the amount involved exceeds $120,000. In addition, Ms. Breakiron-Evans does not have any family relationship with any executive officer or director of the Company.

Ms. Breakiron-Evans shall receive compensation for serving on the Board pursuant to the new non-employee director compensation guidelines that are disclosed below. Pursuant to such compensation plan and subject to the approval of the Company’s new 2009 Incentive Compensation Plan (the “Plan”) by the Company’s stockholders at the Company’s 2009 Annual Meeting (the “Annual Meeting”), on the date of the Company’s Annual Meeting which is currently scheduled for June 5, 2009, the Company shall grant Ms. Breakiron-Evans a stock unit equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”) on the grant date (rounded down to the nearest whole share). Such stock grant shall vest ratably on an annual basis over three years. The shares issuable under the stock unit shall be issued upon Ms. Breakiron-Evans’s termination of service from the Board. Subject to stockholder approval of the Plan, Ms. Breakiron-Evans shall also receive options to purchase 10,000 shares of Class A Common Stock as described below.

Amendment of Non-Employee Director Compensation Guidelines

The Compensation Committee of the Board (the “Compensation Committee”) recently undertook a review of the compensation arrangements for its non-employee directors. The purpose of the review was to ensure that the Company continued to provide cash and equity based compensation at levels that allowed the Company to attract and retain qualified Board members. Following such review and in consultation with compensation advisory firm, Watson Wyatt, on May 26, 2009, the Compensation Committee amended certain director compensation guidelines for the Company’s non-employee directors serving on the Company’s Board and its committees which shall be effective following the Company’s Annual Meeting. The new guidelines provide the following:

Annual Fee for services on the Board (except for the Chairman of the Board):	$40,000

Annual Fee for services on the Board (Chairman of the Board):	$140,000

Annual Fees for serving as Chair of a committee of the Board:

Audit Committee:	$15,000

Compensation Committee:	$10,000

Nominating and Corporate Governance Committee:	$5,000

Fee for attending a meeting of a committee of the Board:	$1,500*

Annual Option Grant:	Annual option grant of 10,000 shares on the date of the annual meeting.

New Director DSU Grant:	Newly elected non-employee directors shall receive a deferred share unit grant equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock (rounded down to nearest whole share) on the date of grant. The date of grant shall be the date of election to the Board unless otherwise specified by the Board or a Committee thereof. The shares underlying such stock unit grant shall be issued upon such director’s termination of service on the Board.

*	For attendance of telephonic meetings that are held for 30 minutes or less, directors will receive no attendance fee.

Grants of Stock Options to Certain Directors

On May 26, 2009, the Compensation Committee of the Board approved the grant, effective after the close of regular trading on the NASDAQ Stock Market on the date of the Annual Meeting (currently scheduled for June 5, 2009) and subject to stockholder approval of the Plan at the Annual Meeting, to Lakshmi Narayanan and the non-employee directors the following awards of stock options (“Stock Options”) to purchase shares of Class A Common Stock, at an exercise price equal to the closing price of the Class A Common Stock on the grant date:

Name	Number of Shares Underlying Options
Maureen Breakiron-Evans, Director	10,000
John N. Fox, Jr., Director	10,000
Robert W. Howe, Director	10,000
John E. Klein, Director	10,000
Robert E. Weissman, Director	10,000
Thomas M. Wendel, Director	10,000
Lakshmi Narayanan, Vice Chairman	10,000

Such Stock Options shall be subject to stockholder approval of the Plan at the Annual Meeting and shall be in accordance with the applicable form of stock option agreement. The Stock Options vest in 2 equal annual installments, with 50% of the Stock Options vesting on the one year anniversary of the grant date and 50% of the Stock Options vesting on the two year anniversary of the grant date, so that the Stock Options will be fully vested on the two year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: June 1, 2009